Dentsply Sirona Reports Third Quarter 2021 Results

•Revenue increased 19.4% to $1,069 million. Organic revenue increased 21.1%
•GAAP EPS increased to $0.47 vs $0.25 in 2020
•Non-GAAP EPS increased to $0.68 vs $0.67 in 2020
•GAAP operating income increased to $159 million vs $82 million in 2020
•Non-GAAP operating income increased to $216 million vs $197 million in 2020
•Operating cash flow decreased to $172 million vs $207 million in 2020
•FY21 Non-GAAP EPS outlook range raised to $2.87 to $2.92

Charlotte, N.C., November 4, 2021 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its financial results for the third quarter of 2021.

Third quarter net sales of $1,069 million increased 19.4%, compared to $895 million in the third quarter of 2020. Net income for the third quarter of 2021 was $103 million, or $0.47 per diluted share, compared to $53 million, or $0.25 per diluted share in the third quarter of 2020. Non-GAAP net earnings per diluted share increased to $0.68 compared to $0.67 in the third quarter of 2020. A reconciliation of the Non-GAAP measures to earnings per share calculated on a GAAP basis is provided in the attached table.

“In the third quarter we delivered strong results in an environment still impacted by the pandemic. Organic sales grew over 21%, driven by continued recovery in the dental market and robust demand from our recent product launches. Our teams have also done a commendable job navigating supply chain bottlenecks to deliver products to our customers," said Don Casey, Chief Executive Officer. "In the quarter, we continued to accelerate investments in new products and software that will drive both short and long-term growth."

Q3 21 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q3 21	Q3 20	YoY
Net Sales	1,069	895	19.4%
Operating Income (loss)	159	82	94.6%
Operating Income (loss) %	14.9%	9.1%
Diluted EPS	0.47	0.25	90.8%
* Percentages are based on actual values and may not recalculate due to rounding.

Q3 21 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q3 21	Q3 20	YoY
Net Sales	1,069	895	19.4%
Organic Sales Growth %			21.1%
Operating Income	216	197	9.4%
Operating Income %	20.2%	22.0%
Diluted EPS	0.68	0.67	1.8%
[1] Organic sales growth, Non-GAAP operating income, and Non-GAAP EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
* Percentages are based on actual values and may not recalculate due to rounding.

Segment Results

Consumables
Third quarter 2021 net sales were $440 million, up 12.4% versus prior year. On an organic basis, net sales increased by 15.9% as compared to prior year. Currency favorably impacted sales by 1.3%, while divestitures and discontinued products negatively impacted sales by 4.8%. Sales across all product categories grew in the quarter.

Technologies & Equipment
Third quarter 2021 net sales were $629 million, up 24.8% versus prior year. On an organic basis, net sales increased by 25.3% as compared to prior year. Currency favorably impacted sales by 1.2%, acquisitions increased sales by 7.7%, and divestitures and discontinued products negatively impacted sales by 9.4%. Sales across all product categories grew in the quarter.

Cash Flow and Liquidity

Operating cash flow in the third quarter of 2021 were $172 million, as compared to $207 million in the prior year. In the third quarter, the Company paid $24 million in dividends, resulting in a total of $158 million returned to shareholders year-to-date. At September 30, 2021, the Company had $281 million of cash available on its balance sheet.

Fiscal Year 2021 Outlook

Based on the results of the third quarter and the continued gradual recovery of the global dental market, we are raising our fiscal year 2021 earnings outlook and tightening our revenue outlook to the top of the previous range. We expect revenues to be in the $4.25 billion to $4.3 billion range, up approximately 27-30% on a reported basis and 22-25% on an organic basis. Our Non-GAAP EPS outlook for FY2021 is now $2.87 to $2.92.

A list of the 2021 planning assumptions are included in the Q3 FY2021 Earnings Presentation posted in the investor relations section of the Dentsply Sirona web site at www.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Recent Announcements & Additional Highlights

▪DS Implants launched - With a digital base, historical product strength and signature workflows supported by ongoing education and training, DS Implants was launched. Successful brands like Simplant, OSSIX, Atlantis and MIS will be harmonized as part of the implants restage. Three completely connected, seamless signature workflows will take full advantage of digital dentistry for excellent outcomes and patient satisfaction. DS Implants also include new innovation with

PrimeTaper, a self-tapping implant with a tapered design that can be inserted safely and easily with a unique double thread, enabling long-term bone stability.

•ProTaper Ultimate launched - In September, the Company launched ProTaper Ultimate, the first major endodontic platform innovation launched in the Endodontic business in more than 5 years. ProTaper Ultimate is a solution combining the latest generation of ProTaper files, enhanced disinfection, and dedicated obturation along with a new bioceramic sealer that work seamlessly together. This new endodontic system is designed for Endodontic specialists and General Practitioners who frequently perform both complex and routine procedures and need a system that can handle all types of anatomies.

▪Dentsply Sirona World 2021 - In September, dental professionals traveled to Las Vegas for the highly anticipated return of the “Ultimate Dental Experience”. Dentsply Sirona World 2021 included more than 7,000 registrants and offered participants opportunities to network with fellow professionals, access to nearly 120 expert speakers across a wide range of dental topics, and individualized learning tracks on Dentsply Sirona’s latest connected technologies. More than 150 hours of clinical education was offered across the weekend’s activities.

▪Environmental, Social and Governance ("ESG") Impact - As a global leader in the dental health sector, we are striving to become an ESG leader. In September, we launched our new Sustainability strategy titled 'Beyond. Taking Action for a Brighter World' and published our inaugural Sustainability Report. Further information on our ESG efforts can be found on our Sustainability website located in the Investors section of www.dentsplysirona.com.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on November 4, 2021 at 8:30 am ET. A presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

Investors can access the live webcast on the Investors section of the Company’s website at https://investor.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The conference ID # is 1256029. A replay of the conference call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay conference ID # 1256029.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 134-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any updating information in subsequent SEC filings including the Company's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net sales	$1,069	$895	$3,163	$2,260

Cost of products sold	478	453	1,395	1,174

Gross profit	591	442	1,768	1,086

Selling, general, and administrative expenses	394	315	1,177	935

Research and development expenses	35	27	112	79

Goodwill impairment	—	—	—	157

Restructuring and other costs	3	18	11	62

Operating income (loss)	159	82	468	(147)

Net interest and other expense (income), net	21	15	47	36

Income (loss) before income taxes	138	67	421	(183)

Provision (benefit) for income taxes	35	13	102	(1)

Net income (loss)	103	54	319	(182)

Less: Net (loss) income attributable to noncontrolling interest	—	1	—	—

Net income (loss) attributable to Dentsply Sirona	$103	$53	$319	$(182)

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.47	$0.25	$1.46	$(0.83)
Diluted	$0.47	$0.25	$1.45	$(0.83)

Weighted average common shares outstanding:
Basic	218.6	218.5	218.6	219.4
Diluted	220.5	219.2	220.7	219.4

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In millions)

	September 30, 2021	December 31, 2020

Assets
Current Assets:

Cash and cash equivalents	$281	$438
Accounts and notes receivables-trade, net	748	673
Inventories, net	532	466
Prepaid expenses and other current assets	243	214

Total Current Assets	1,804	1,791

Property, plant, and equipment	771	791
Operating lease right-of-use assets, net	183	176
Identifiable intangible assets, net	2,402	2,504
Goodwill	4,000	3,986
Other noncurrent assets	128	94

Total Assets	$9,288	$9,342

Liabilities and Equity
Current Liabilities:
Accounts payable	$276	$305
Accrued liabilities	641	653
Income taxes payable	58	60
Notes payable and current portion of long-term debt	151	299

Total Current Liabilities	1,126	1,317

Long-term debt	1,925	1,978
Operating lease liabilities	139	130
Deferred income taxes	413	393
Other noncurrent liabilities	560	554

Total Liabilities	4,163	4,372

Total Equity	5,125	4,970

Total Liabilities and Equity	$9,288	$9,342

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$319	$(182)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	94	104
Amortization of intangible assets	167	143
Deferred income taxes	(11)	(53)
Stock based compensation expense	54	36
Goodwill impairment	—	157
Indefinite-lived intangible asset impairment	—	39
Other non-cash expense	12	9
(Gain) loss on sale of non-strategic businesses and product lines	(14)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(98)	149
Inventories, net	(82)	74
Prepaid expenses and other current assets	(27)	50
Other noncurrent assets	(12)	8
Accounts payable	(39)	(65)
Accrued liabilities	41	(73)
Income taxes	11	(10)
Other noncurrent liabilities	20	(14)
Net cash provided by operating activities	435	372

Cash flows from investing activities:
Capital expenditures	(101)	(60)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(248)	(2)
Cash received on sale of non-strategic businesses or product lines	27	—
Cash received on derivative contracts	1	58
Cash paid on derivative contracts	—	(1)
Proceeds from sale of property, plant, and equipment	2	—
Net cash used in investing activities	(319)	(5)

Cash flows from financing activities:
Proceeds (repayments) on short-term borrowings, net	147	(1)
Cash paid for treasury stock	(90)	(140)
Cash dividends paid	(68)	(66)
Cash paid for acquisition of noncontrolling interest of consolidated subsidiary	—	(2)
Proceeds from long-term borrowings, net of deferred financing costs	15	1,449
Repayments on long-term borrowings, net	(297)	(701)
Deferred financing costs	—	(6)
Proceeds from exercised stock options	47	6
Cash paid on derivative contracts	—	(31)
Other financing activities, net	(11)	(4)
Net cash (used in) provided by financing activities	(257)	504

Effect of exchange rate changes on cash and cash equivalents	(16)	(4)
Net (decrease) increase in cash and cash equivalents	(157)	867
Cash and cash equivalents at beginning of period	438	405
Cash and cash equivalents at end of period	$281	$1,272

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. The Company discloses these measures to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and which may not be indicative of past or future performance of the normal operations of the Company. The Company believes that this information is helpful in understanding underlying operating results including net sales, operating income, and net income.

Organic Sales

The Company defines "organic sales" as the increase or decrease in net sales excluding: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by translating current period sales using the comparable prior periods currency conversion rates. Organic sales is an important internal measure for the Company. The Company's senior management receives a monthly analysis of operating results that includes organic sales and the performance of the Company is measured on this metric along with other performance metrics.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

The adjusted net income (loss) attributable to Dentsply Sirona consists of net income (loss) attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating new businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the subsequent impact roll-off to the consolidated statements of operations which results from fair value adjustments related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company. They are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract termination costs and related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives. Other costs include legal settlements, impairments of assets, and changes in accounting principle recorded within the period. The Company's restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. While restructuring charges are recurring, they are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets recorded in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are related to the changes in fair value and credit risk. Although this non-service component of pension expense is a recurring item, it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, global financial markets (including stock market returns and interest rate changes), plan changes, settlements, curtailments, and other changes in facts and circumstances. These items can be variable and driven more by market conditions than the Company’s operating performance.

(5) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. Income tax related adjustments may also include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. These adjustments are irregular in timing the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Both adjusted net income (loss) and adjusted EPS are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted net income (loss) and adjusted EPS. The performance of the Company is measured on these metrics along with other performance metrics.

Adjusted Operating Income (Loss) and Margin

In addition to reporting operating income (loss) in accordance with US GAAP, the Company provides adjusted operating income (loss) and margin. The Company defines "adjusted operating income (loss)" as operating income (loss) in accordance with US GAAP excluding certain items noted above which are excluded on a pre-tax basis to arrive at adjusted operating income (loss), a Non-GAAP measure. The adjusted operating margin is calculated by dividing adjusted operating income (loss) by net sales. Both adjusted operating income (loss) and adjusted operating margin are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted operating income (loss) and margin. The performance of the Company is measured on these metrics along with the adjusted net income (loss) and adjusted EPS metrics noted above as well as other performance metrics.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended September 30, 2021			Q3 2021 Change			Three Months Ended September 30, 2020
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$629	$440	$1,069	24.8%	12.4%	19.4%	$504	$391	$895
Foreign exchange impact				1.2%	1.3%	1.3%
Acquisitions				7.7%	—%	4.3%
Divestitures and discontinued products				(9.4%)	(4.8%)	(7.3%)
Organic sales				25.3%	15.9%	21.1%
* Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended September 30, 2021				Q3 2021 Change				Three Months Ended September 30, 2020
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$399	$399	$271	$1,069	25.3%	13.6%	20.1%	19.4%	$319	$351	$225	$895
Foreign exchange impact					(0.1%)	1.7%	2.3%	1.3%
Acquisitions					11.2%	0.1%	1.1%	4.3%
Divestitures and discontinued products					(5.9%)	(6.0%)	(11.1%)	(7.3%)
Organic sales					20.1%	17.8%	27.8%	21.1%
* Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended September 30, 2021, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2021	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2021

GROSS PROFIT	$591	34	—	(1)	—	—	—	$33	$624
% OF NET SALES	55.3%								58.4%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	394	(22)	3	(2)	—	—	—	(21)	373
% OF NET SALES	36.8%								34.9%
RESEARCH AND DEVELOPMENT EXPENSES	35	—	—	—	—	—	—	—	35
RESTRUCTURING AND OTHER COSTS	3	—	(3)	—	—	—	—	(3)	—
OPERATING INCOME	159	56	—	1	—	—	—	57	216
% OF NET SALES	14.9%								20.2%
OTHER INCOME AND EXPENSE	21	—	—	1	(2)	—	—	(1)	20
INCOME BEFORE INCOME TAXES	138	56	—	—	2	—	—	58	196
PROVISION FOR INCOME TAXES	35	—	—	—	—	16	(5)	11	46
% OF PRE-TAX INCOME	25.2%								23.4%
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$103							$47	$150
% OF NET SALES	9.7%								14.0%
EARNINGS PER SHARE - DILUTED	$0.47							$0.21	$0.68
* Percentages are based on actual values and may not recalculate due to rounding.

For the three months ended September 30, 2021, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Separation costs related to executives	Costs related to restructuring plans	Total

Selling, general, and administrative expenses	$(4)	$1	$(3)
Restructuring and other costs	—	3	3
Total	$(4)	$4	$—

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended September 30, 2020, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2020

GROSS PROFIT	$442	30	33	1	—	—	—	$64	$506
% OF NET SALES	49.4%								56.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	315	(19)	(14)	—	—	—	—	(33)	282
% OF NET SALES	35.2%								31.6%
RESEARCH AND DEVELOPMENT EXPENSES	27	—	—	—	—	—	—	—	27
RESTRUCTURING AND OTHER COSTS	18	—	(18)	—	—	—	—	(18)	—
OPERATING INCOME	82	49	65	1	—	—	—	115	197
% OF NET SALES	9.1%								22.0%
OTHER INCOME AND EXPENSE	15	—	—	—	(3)		—	(3)	12
INCOME BEFORE INCOME TAXES	67	49	65	1	3	—	—	118	185
PROVISION FOR INCOME TAXES	13	—	—	—	—	31	(7)	24	37
% OF PRE-TAX INCOME	18.8%								20.3%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	1							—	1
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$53							$94	$147
% OF NET SALES	6.0%								16.4%
EARNINGS PER SHARE - DILUTED	$0.25							$0.42	$0.67

* Percentages are based on actual values and may not recalculate due to rounding.

For the three months ended September 30, 2020, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset impairments	Costs related to restructuring plans	Professional services costs	Incentive compensation	Total

Cost of products sold	$—	$33	$—	$—	$33
Selling, general, and administrative expenses	$—	1	12	1	14
Restructuring and other costs	2	16	—	—	18
Total	$2	$50	$12	$1	$65